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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Creative Enterprises International, Inc. (formerly known as Inland Pacific Resources, Inc.), of our report dated May 7, 2001, relating to the December 31, 2000 financial statements of Inland Pacific Resources, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy
----------------------------
PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 11, 2002